UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 22, 2010
Gardner Denver, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13215	76-0419383
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)
1800 Gardner Expressway
Quincy, Illinois 62305
(Address and zip code of principal executive offices)
(217) 222-5400
(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) Compensatory Arrangements of Certain Officers.
          On February 22, 20010, the Company’s Management Development and Compensation Committee (“Committee”) approved updated form of restricted stock unit agreements. The updated agreements include (1) clarification on the timing of the issuance of common stock and (2) the addition of dividend equivalent rights upon vesting. The updated form agreements are filed as Exhibits 10.1 and 10.2 to this Form 8-K, which are incorporated by reference herein.
Item 7.01 Regulation FD Disclosure.
          On February 23, 2010, the Company issued a press release (the “Press Release”) announcing that its Board of Directors (the “Board”) declared the Company’s second quarterly cash dividend of $0.05 per share, payable on March 25, 2010, to stockholders of record as of March 9, 2010.
          A copy of the Press Release is furnished herewith as Exhibit 99.1 to this Form 8-K.
Item 9.01 Financial Statements and Exhibits.
          (d) Exhibits

Exhibit No.	Description
10.1	Form of Gardner Denver, Inc. Restricted Stock Units Agreement

10.2	Form of Gardner Denver, Inc. Nonemployee Director Restricted Stock Units Agreement

99.1	Gardner Denver, Inc. Press Release dated February 23, 2010

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GARDNER DENVER, INC.
Date: February 24, 2010	By:	/s/ Brent A. Walters
Brent A. Walters
Vice President, General Counsel & Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Gardner Denver, Inc. Restricted Stock Units Agreement

10.2	Form of Gardner Denver, Inc. Nonemployee Director Restricted Stock Units Agreement

99.1	Gardner Denver, Inc. Press Release dated February 23, 2010